Exhibit 10.3

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”), dated as of December 9, 2008, is made by and among A. O. Smith Corporation, a Delaware corporation (the “Company”), and each Person signatory hereto or who becomes signatory hereto in accordance with the terms of this Agreement (each, individually, a “Stockholder” and, collectively, the “Stockholders”). All terms used, but not otherwise defined herein, shall have those meanings set forth in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Company, SICO Acquisition, LLC, a Delaware limited liability company (“MergerCo”), Smith Investment Company, a Nevada corporation (“SICO”), and Smith Investment Company LLC, a Delaware limited liability company, are party to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, SICO will be merged with and into MergerCo (the “Merger”), and the outstanding shares of common stock, par value $.10 per share, of SICO will be converted in the Merger into the right to receive shares of common stock, par value $1 per share, of the Company (the “Common Stock”) and shares of Class A common stock, par value $5 per share, of the Company (the “Class A Common Stock”; and, together with the Common Stock, the “Company Common Stock”);

WHEREAS, each Stockholder is a stockholder of SICO and will receive shares of Company Common Stock issued as consideration in the Merger;

WHEREAS, in considering the Merger, the Company has determined that it is advisable and in the best interests of the Company and its stockholders to condition its entry into the Merger on, among other things, the Stockholders’ agreement to certain standstill and other obligations set forth in this Agreement with respect to the affairs of the Company and the Company Common Stock; and

WHEREAS, in order to induce the Company to cause the Merger to be completed, the Stockholders have agreed to the standstill and other obligations set forth in this Agreement with respect to the affairs of the Company and the Company Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.01 Definitions. Except as otherwise provided herein, the following terms have the following meanings for all purposes of this Agreement:

(a) “Acquisition Transaction” shall mean any transaction or series of transactions, directly or indirectly, involving any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other transaction (regardless of whether the Company is the surviving entity after the consummation of such transaction) in which a Person, directly or indirectly, acquires all or more than 50% of the assets or beneficial ownership of all or more than 50% of any class of stock of the Company; provided, however, that the term “Acquisition Transaction” shall not include (i) the Merger or any other transactions contemplated by the Merger Agreement, (ii) entry into and performance under the terms of the Voting Trust Agreement, or (iii) any acquisition of shares of Company Common Stock by a Stockholder (A) from any Existing Class A Holder or from any Permitted Transferee (each as defined in the proposed Amended and Restated Certificate of Incorporation of the Company, a form of which is appended to the Merger Agreement as Exhibit J), (B) in a “brokers transaction” (within the meaning of Rule 144 under the Securities Act) or (C) in any privately negotiated transaction that does not otherwise constitute a “tender offer” (within the meaning of Section 14(d) under the Exchange Act).

(b) “beneficially owns” (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(c) “Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended and restated from time to time.

(d) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and restated from time to time, and including the amendments thereto contemplated by the Merger Agreement.

(e) “Commission” means the Securities and Exchange Commission.

(f) “Controlled Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, is controlled by a Stockholder. For purposes of this definition, “controlled by”, with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h) “Governmental Authority” shall mean any government, court, regulatory or administrative agency, commission or authority, securities exchange (including the NYSE) or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational.

(i) “Person” means any individual, corporation, limited liability company, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

(j) “Proxy Contest” means any “solicitation” of “proxies” (each within the meaning of Section 14(a) of the Exchange Act) by a Person other than a Stockholder, a Controlled Affiliate thereof, the Company or the Board of Directors of the Company with respect to any matter submitted for (i) consideration at any annual or special meeting of the stockholders of the Company or (ii) stockholder action by written consent.

(k) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(l) “Standstill Termination Date” means the earliest of (i) three years after the Effective Time, (ii) the date on which all of the outstanding Class A Common Stock is automatically converted into Common Stock in accordance with the Certificate of Incorporation, (iii) the date on which the Company publicly announces that it has entered into a definitive written agreement with respect to an Acquisition Transaction, or (iv) ten business days after a Person publicly announces an unsolicited offer with respect to an Acquisition Transaction, if prior to such tenth business day the Company has not issued a press release expressly rejecting such Acquisition Transaction.

1.02 Standstill Agreement. From and after the Effective Time until the Standstill Termination Date, each Stockholder will not, and will cause its Controlled Affiliates not to, directly or indirectly, without the prior written approval of the Company’s Board of Directors or any duly constituted committee thereof:

(a) Except in response to a Proxy Contest, engage in or knowingly participate in, directly or indirectly, or publicly announce an intention to engage in or participate in, any “solicitation” of “proxies” (each within the meaning of Section 14(a) of the Exchange Act) from any Person other than a Stockholder with respect to any matter submitted for consideration (including the election of directors by holders of the Common Stock, voting as a separate class, in accordance with the Certificate of Incorporation) at any annual or special meeting of the stockholders of the Company; provided however, that nothing herein shall restrict or limit the ability of (i) the holders of Class A Common Stock to solicit proxies or consents solely regarding matters affecting the rights, preferences or privileges of the Class A Common Stock that are exclusive to the Class A Common Stock and not shared with the holders of Company Common Stock, (ii) the holders of the Class A Common Stock, voting as a separate class or voting with the holders of Common Stock, to elect directors in accordance with the Certificate of Incorporation, or (iii) the Stockholders to vote their respective shares;

(b) Except in response to a Proxy Contest or otherwise if initiated or not opposed by the Company, initiate, knowingly participate in, or consent to the taking of any stockholder action by consent without a meeting pursuant to Section 228 of the DGCL; provided however, that nothing herein shall restrict or limit the ability of (i) the holders of Class A Common Stock to solicit consents, or to take action by written consent, solely regarding matters affecting the rights, preferences or privileges of the Class A Common Stock that are exclusive to the Class A Common Stock and not shared with the holders of Company Common Stock, or (ii) the holders of the Class A Common Stock, voting or acting as a separate class or voting or acting with the holders of Common Stock, to elect directors in accordance with the Certificate of Incorporation;

(c) Submit, otherwise solicit stockholder approval for, or take any action that would result in a public announcement related to, any proposal for consideration at any annual or special meeting of the stockholders of the Company (including pursuant to Rule 14a-8 under the Exchange Act);

(d) Make, effect or commence an Acquisition Transaction, or take any action that would reasonably be expected to result in a public announcement of an Acquisition Transaction;

(e) Enter into any agreements, arrangements or understandings with any other Person with respect to any matter described in this Section 1.02, including forming, joining or knowingly participating in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company or the Company Common Stock; provided, however, that nothing herein shall limit any Stockholder from forming, joining or participating in a “group” (i) comprised solely of the Stockholders and their respective Controlled Affiliates, (ii) created by entry into and the conduct of the Voting Trust Agreement, (iii) created as a result of any transaction undertaken for bona fide estate planning purposes, and/or (iv) created as a result of a transaction expressly permitted by this Agreement; or

(f) Except as provided in the Voting Trust Agreement, directly or indirectly sell, assign, gift, bequeath, appoint or otherwise dispose of any shares of Class A Common Stock to a Permitted Transferee unless the transferee is a Stockholder or becomes a party to this Agreement by executing a counterpart signature page to this Agreement.

The provisions of this Section 1.02 shall not impair or affect in any way the exercise by any Stockholder or any of its Controlled Affiliates of his or her fiduciary or other duties as a director, officer or employee of the Company in his or her capacity as such, nor shall any action in such capacity constitute a breach of this Agreement.

1.03 Stockholder Representations. Each Stockholder, severally and not jointly, hereby represents and warrants to the Company as follows:

(a) This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legally valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery by such Stockholder of this Agreement do not, and the performance by such Stockholder of such Stockholder’s obligations under this Agreement will not: (i) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental Authority applicable to such Stockholder; or (ii) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, permit, license, agreement or arrangement to which such Stockholder is a party or by which such Stockholder may be bound.

(c) No consent, approval or action of, filing with or notice to any Governmental Authority on the part of such Stockholder is required in connection with the execution and delivery of this Agreement, other than any filing with the Commission required in connection with the execution and delivery of this Agreement.

1.04 Company Representations. The Company hereby represents and warrants to each Stockholder as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws; (ii) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental Authority applicable to the Company; or (iii) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, permit or license to which the Company is a party.

(d) No consent, approval or action of, filing with or notice to any Governmental Authority on the part of the Company is required in connection with the execution and delivery of this Agreement, other than any filing with the Commission required in connection with the execution and/or delivery of this Agreement.

1.05 Failure to Consummate the Merger. This Agreement shall be effective upon the Effective Time. In the event that the Merger Agreement is terminated, this Agreement shall be terminated and be of no force or effect.

1.06 Amendment and Waiver. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

1.07 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to any Stockholder, to:

The address indicated for each Stockholder on the signature page to this Agreement.

with a copy (which shall not constitute notice) to:

Bruce M. Smith

Smith Investment Company

11270 West Park Place Milwaukee, Wisconsin 53224

Facsimile: 414-359-4198

with a copy (which shall not constitute notice) to:

Quarles & Brady LLP

411 East Wisconsin Avenue, Suite 2040

Milwaukee, Wisconsin 53202

Facsimile: 414-271-3552

Attention: Kenneth V. Hallett

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

Facsimile: 312-993-9767

Attention: Mark D. Gerstein

If to the Company, to:

A.O. Smith Corporation

11270 West Park Place

Milwaukee, Wisconsin 53224

Facsimile: 414-359-7450

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601-9703

Facsimile: 312-558-5700

Attention: Robert F. Wall

1.08 Entire Agreement. This Agreement, and the Merger Agreement and the other agreements contemplated thereby constitute the entire agreement, and except as explicitly set forth herein, supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement.

1.09 No Third Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

1.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

1.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

1.12 Certain Interpretations. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written” or “in writing” include in electronic form; (e) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement; (f) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (g) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (h) references to “dollars” or “$” in this Agreement shall mean United States dollars; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (j) reference to a particular statute, regulation or law includes all rules and regulations thereunder and any predecessor or successor statute, regulation or law, in each case, as amended or otherwise modified from time to time prior to the date hereof; (k) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; and (l) the headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

1.13 Severability. If any provision of this Agreement or of any other instrument or writing referred to herein, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

1.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and the Federal Courts of Delaware (the “Delaware Courts”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect to any such suit, action or proceeding may be heard and determined in a Delaware Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (a) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (b) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (c) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service or process in any manner permitted by law.

1.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts thereof have been signed by each of the parties and delivered to the other party.

1.16 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed on its behalf, as of the date first above written.

THE COMPANY:

A. O. SMITH CORPORATION

By:	/s/ James F. Stern
Name: James F. Stern
Title: Executive Vice President, General Counsel and Secretary

[Stockholder signature pages to follow.]

[continued signature page to Stockholder Agreement dated as of December 9, 2008 by and among A.O. Smith Corporation and the signatories hereto.]

THE STOCKHOLDERS:

/s/ Arthur O. Smith
Arthur O. Smith, individually

Address: 740 East Bay Point Road Milwaukee, WI 53217-1350

/s/ Margaret B. Smith
Margaret B. Smith, individually

Address: 740 East Bay Point Road Milwaukee, WI 53217-1350

Arthur O. Smith III Trust dated 12/05/74

Regina Smith Mallon Trust dated 12/05/74

Maria L. Smith Trust dated 12/05/74

Mark D. Smith Trust dated 12/05/74

Dana K. Smith Trust dated 12/05/74

Lucy W. Smith Trust u/a dated 12/29/52

Robert Lewis Smith Family Trust dated 6/28/72

Sierra Anne Steer Smith 2002 Trust dated 1/13/2003

Lloyd David Smith 2003 Trust

June E. Rhea Family Trust dated 1/5/71

June Ellyn Rhea 1987 Trust

Robin Rhea Family Trust dated 7/22/76

June S. Rhea 1971 Revocable Trust f/b/o Lloyd Fay

June S. Rhea 1971 Revocable Trust f/b/o June Rhea

June S. Rhea 1971 Revocable Trust f/b/o Robin Rhea

June S. Rhea 1970 Trust f/b/o Lloyd Fay

June S. Rhea 1970 Trust f/b/o June E. Rhea

Lloyd Johns Fay Trust dated 11/6/74

June Ellyn Rhea Trust dated 11/6/74

Robin Rhea Trust dated 11/6/74

June Rhea 1979 Family Trust f/b/o Lloyd Fay

June Rhea 1979 Family Trust f/b/o June E. Rhea

June Rhea 1979 Family Trust f/b/o Robin Robin

By:	/s/ Bruce M. Smith
Bruce M. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Taylor Benjamin Alt 2001 Trust

Jonathon Douglas Alt 2001 Trust

L.B. Smith 1994 Trust

Melissa Anne Smith 2003 Trust

Amelia Paige McEneany Smith Minority Trust 6/24/96

Amelia Paige McEneany Smith 1996 Trust 12/10/96

Liam Quinn McEneany Smith 2000 Trust

Alexandra Marie Smith 1987 Trust dated 11/06/87

Alexandra Marie Smith Minority 1989 Trust 12/19/89

Joshua Daniel Smith 1987 Trust dated 9/4/87

Joshua Daniel Smith 1989 Minority Trust dated 12/19/89

Katherine Anne Smith 1988 Trust dated 12/23/88

Katherine Anne Smith 1989 Minority Trust 12/19/89

Anneliese Victoria Smith 1994 Trust

Anneliese Victoria Smith 1994 Minority Trust

Scott Gordon Linzmeyer 1987 Trust dated 3/10/87

Scott Gordon Linzmeyer 1989 Minority Trust 12/19/89

Lloyd E. Fay Irrevocable 2003 Trust

By:	/s/ Arthur O. Smith
Arthur O. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Agnes G. Hummel Trust

By:	/s/ Arthur O. Smith
Arthur O. Smith, Trustee

Address: 740 E. Bay Point Road Milwaukee, WI 53217-1350

Robert Lewis Smith Trust u/a dated 11/12/52
Roger Scott Smith Trust u/a dated 11/12/52
Nancy Smith Linzmeyer Trust u/a dated 12/17/57

By:	/s/ Bruce M. Smith
Bruce M. Smith, Trustee

/s/ Arthur O. Smith
Arthur O. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Bruce M. Smith Trust u/a dated 11/12/52

By:	/s/ Robert L. Smith
Robert L. Smith, Trustee

/s/ Arthur O. Smith
Arthur O. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Arthur O. Smith Revocable 1976 Trust

By:	/s/ Margaret B. Smith
Margaret B. Smith, Trustee

/s/ Bruce M. Smith
Bruce M. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Arthur O. Smith III Family Trust dated 12/29/76
Mallon Family Trust Maria Lauren Smith Family Trust dated 12/27/79 Mark Dean Smith Family Trust dated 8/12/82 Dana K. Smith Family Trust dated 12/16/83

By:	/s/ Margaret B. Smith
Margaret B. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

A.O. Smith Family 1973 Trust f/b/o Arthur O. Smith III

A.O. Smith Family 1973 Trust f/b/o Maria L. Smith

A.O. Smith Family 1973 Trust f/b/o Mark D. Smith

A.O. Smith Family 1973 Trust f/b/o Dana K. Smith

A.O. Smith Family 1973 Trust f/b/o Tracy Aaron Mallon

By:	/s/ Margaret B. Smith
Margaret B. Smith, Trustee

/s/ Arthur O. Smith
Arthur O. Smith, Trustee

Address: 740 E. Bay Point Road Milwaukee, WI 53217-1350

Bruce M. Smith Family Trust u/a dated 6/01/72

By:	/s/ Robert L. Smith
Robert L. Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Jessica A. Mallon Minority Trust dated 12/27/83

Robert A. Mallon Minority Trust dated 12/27/83

Tracy A. Mallon 1987 Trust dated 4/15/87

Lindsay Smith 1987 Trust dated 5/22/87

Megan Elizabeth Smith 1987 Trust dated 12/12/87

Jennifer Katherine Smith 1994 Trust dated 5/17/94

By:	/s/ A. O. Smith III
A. O. Smith III, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Theresa Marie Banghart 1999 Trust dated 12/06/99
Rebecca A. Banghart 1999 Trust dated 12/06/99

By:	/s/ Daniel M. Hess
Daniel M. Hess, Trustee

/s/ Elizabeth Smith
Elizabeth Smith, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Arthur Oliver Smith IV 1999 Trust dated 12/07/99
Elizabeth Carter Smith 1999 Trust dated 12/07/99 Katherine Lee Smith 1999 Trust dated 12/07/99

By:	/s/ Mark Dean Smith
Mark Dean Smith, Trustee

/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202

Roger Scott Smith Family Trust u/a dated 6/29/72
Nancy Smith Linzmeyer Family Trust u/a dated 9/27/73

By:	/s/ Daniel M. Hess
Daniel M. Hess, Trustee

Address: c/o Daniel M. Hess Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202